United States

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

PROGREEN US, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Convertible Note issued to Tangiers Global, LLC

The Company has issued on October 17, 2017, a 12% Fixed Convertible Promissory Note (the “Note”) in the principal amount of $306,804 due July 13, 2018 to Tangiers Global, LLC (sometimes referred to as the “Holder”). The proceeds from the Note are being used exclusively to pay off two outstanding convertible notes. Tangiers Global, the Holder of the convertible note, has been a financial partner with the Company for some time and, through the convertible note, is continuing to support the Company. The Company plans to continue to raise outside equity capital investments through private placements of our common stock to finance its Baja California project.

The amount of $17,366.50 was retained by the Holder through an original issue discount (the “OID”) for due diligence and legal bills related to this transaction, and the Company received net proceeds of $289,437.50. In the Event of Default under this Note, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 22% per annum or the highest rate permitted by law. The Company has agreed that that within one month of the Effective Date of the Note, it shall utilize approximately $289,437.50 of the proceeds of the Note to pay off in full existing debt comprised of an outstanding note to Tangiers Global, LLC ($140,437.50) and an outstanding note of the Company to EMA Financial, LLC ($149,000.00).

The Note is convertible at any time after 180 days from date of the funding of the Note (the “Effective Date”) at a conversion price equal to 55% of the lowest trading price of the Company’s common stock during the 15 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note.

This Note may be prepaid by the Company, in whole or in part, according to the following schedule:

Days Since Effective Date	Prepayment Amount
Under 90	115% of Principal Amount
90-150	120% of Principal Amount
151-180	125% of Principal Amount

After 180 days from the Effective Date the Note may not be prepaid without written consent from Holder, which consent may be withheld, delayed or denied in Holder’s sole and absolute discretion. If the Note is in default, the Company may not prepay the Note without written consent of the Holder.

Under the Note, events of default include a default in payment of any amount due under the Note; a default in the timely issuance of underlying shares upon and in accordance with the terms of the Note; failure by the Company for 10 days after notice from the Holder has been received by the Company to comply with any material provision of the Note; failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vi) any default of any mortgage, indenture or instrument in the amount of $100,000 or in excess thereof, which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; if the Company is subject to any Bankruptcy Event; any failure of the Company to satisfy its “filing” obligations relating the filing of annual and quarterly reports under the Securities Exchange Act of 1934, as amended; failure to maintain a required reserve for conversions of the Note with the Company’s transfer agent; failure of the Company to remain in good standing with its state of domicile, which is not corrected within 30 days; failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; delisting from a Principal Market for any reason; any trading suspension imposed by the SEC; or failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns, including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

If an Event of Default occurs, the outstanding Principal Amount of the Note owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount of 130% of the outstanding Principal Amount of this Note, which will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the Note will accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law, and commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, an additional permanent 10% increase to the Conversion Price discount will go into effect.

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The Company has agreed to provisions of the Note granting the Holder “piggyback” registration rights and rights of refusal with respect to certain types of financings, as well as a “most favored nation” type of provision with regard to future convertible debt financings by the Company.

The foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the FORM OF Convertible Note, which is filed as Exhibit 10.58 to this Current Report on Form 8-K and IS incorporated herein by reference. DEFINED TERMS USED IN THE DESCRIPTIONS IN THIS CURRENT REPORT SHALL HAVE THE MEANINGS PROVIDED IN THE convertible note, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

		Principal	Total Offering Price/
Date	Title and Amount(1)	Purchaser	Underwriter	Underwriting Discounts
October 17, 2017	Convertible Promissory Note in the principal amount of $306,804 issued to Tangiers Global, LLC	Private Investor	NA	$306,804/NA

(1) The issuances to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.58	Convertible Note issued October , 2017 to Tangiers Global, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: October 19, 2017	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

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